UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2024

Maravai LifeSciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39725	85-2786970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 546-0004
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	MRVI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revisited financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 10, 2024, we amended our Existing Credit Agreement (as defined below), enabling us to extend the maturity date of our revolving credit facility by five years (subject to springing maturity provisions based on the maturity of the term loan facility which currently matures in October 2027), upon satisfaction of customary closing conditions including the payment of a commitment fee of 0.65% of the $167M revolving facility. Our revolving credit facility remains undrawn and available to us. A more detailed summary of the amendment follows.

On September 10, 2024, certain subsidiaries (the “Loan Parties”) of Maravai LifeSciences Holdings, Inc. entered into a Third Amendment to Credit Agreement (the “Third Amendment”) to amend the Credit Agreement, dated as of October 19, 2020 (as amended by the First Amendment to Credit Agreement, dated as of August 11, 2021, and the Second Amendment to Credit Agreement, dated as of January 19, 2022, the “Existing Credit Agreement”), among Maravai Intermediate Holdings, LLC, Cygnus Technologies, LLC and TriLink Biotechnologies, LLC, as Borrowers, Maravai Topco Holdings, LLC, each lender from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, to, among other things and subject to the satisfaction of certain customary conditions set forth in the Third Amendment, extend the maturity date of the revolving credit facility provided under the Existing Credit Agreement from October 2025 to the date that is five years from the effective date of the amendments to the Existing Credit Agreement provided under the Third Amendment (subject to springing maturity provisions based on the maturity of the term loan facility provided under the Existing Credit Agreement).

The amendments to the Existing Credit Agreement, including the extension to the maturity date of the revolving credit facility provided thereunder, will become effective upon satisfaction of certain customary conditions precedent to effectiveness as provided in the Third Amendment, including, among other things, the delivery by the Loan Parties of certain legal opinions and certificates and the payment to the arranging lenders (as specified in the Third Amendment) of a fee in an amount equal to 0.65% of the aggregate principal amount of, without duplication, outstanding loans and unused commitments under the revolving credit facility as of the effective date of such amendments (the “Arranger Fee”) . If the conditions precedent are not satisfied or waived on or prior to October 8, 2024, then the amendments to the Existing Credit Agreement provided under the Third Amendment will not become effective, and the Borrowers will not be obligated to pay the Arranger Fee.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1
Third Amendment to Credit Agreement, dated September 10, 2024, among Maravai Intermediate Holdings, LLC, Cygnus Technologies, LLC, TriLink Biotechnologies, LLC, Maravai Topco Holdings, LLC, Morgan Stanley Senior Funding, Inc. and the other lenders and parties thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Date: September 12, 2024	By:	/s/ Kevin M. Herde
	Name:	Kevin M. Herde
	Title:	Chief Financial Officer